SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Nicholas II, Inc.
For the period ended 03/31/2005
File No. 811-03851

Sub-Item 77C:  Submission of matters to a vote of security holders
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The definitive Proxy Statement used in connection with the Nicholas II, Inc.,
Special Meeting of Shareholders on October 29, 2004 was filed with the Securities and Exchange Commission on September 19, 2004 and is hereby incorporated by reference.

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The following proposals and voting results pertain to Nicholas II, Inc. (the
Company). Shareholders of record on August 12, 2004 were entitled to vote on the proposals shown below. The shareholders approved all proposals.

PROPOSAL 1
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Election of Four Directors

	DIRECTORS                        VOTES FOR             VOTES WITHHELD
	D. Nicholas    			18,690,267		   471,102
	R. Bock        			18,746,100                 415,269
	T. Reiland	                18,734,566                 426,803
	J. Robertson                    18,747,945                 413,424


PROPOSAL 2(a)
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Proposal to authorize the Board of Directors to classify or reclassify unissued shares of the Fund's common stock

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	16,680,607        976,818         533,270        970,674



PROPOSAL 2(b)
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Proposal to provide that the vote of a majority of the votes entitled to be cast with respect to an action is required to take or authorize such action

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	16,815,763        848,283         526,650        970,674



PROPOSAL 2(c)
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Proposal to establish the quorum requirement of the Fund

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	16,747,603        919,059         524,034        970,674



PROPOSAL 2(d)
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Proposal to set forth a provision providing for the indemnification by the Fund of the Fund's officers and directors to the extent permitted by applicable law

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	16,612,911       1,056,139        521,646        970,674




PROPOSAL 3
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Proposal to permit the Board of Directors to amend the Fund's bylaws

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	16,537,962       1,214,683        438,050        970,674



PROPOSAL 4
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Changes to Certain Investment Restrictions



                                                                     FOR            AGAINST         ABSTAIN     BROKER NONVOTE
4(a) trading on margin, short selling participating in joint
      trading accounts and underwriting                          16,223,996        1,348,052        618,647        970,674
4(b) making loans                                                16,253,551        1,311,659        625,485        970,674
4(c) real estate and commodity investment                        16,410,236        1,160,107        620,352        970,674
4(d) borrowing and issuing senior securities                     16,305,326        1,252,612        632,758        970,674
4(e) investing for management or control                         16,370,371        1,185,848        634,476        970,674
4(f) issuer diversification                                      16,468,885        1,095,183        626,627        970,674
4(g) industry concentration                                      16,411,933        1,151,188        627,575        970,674
4(h) related party security ownership                            16,325,319        1,225,308        640,069        970,674
4(i) pledging of Fund assets                                     16,270,642        1,297,053        623,000        970,674

PROPOSAL 5
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Proposal to ratify the appointment by the Board of Directors of Ernst &
Young LLP as independent registered public accounting firm of the Fund for fiscal year 2004

           FOR            AGAINST         ABSTAIN
	18,632,374        231,941         297,054